UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2014

GLOBAL SYSTEM DESIGNS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-187782	46-1669753
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

24123 Peachland Blvd., C-4 #106, Port Charlotte, FL	33954
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 613-9858

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 7, 2014, we appointed James P. Geiskopf as a director of our company.  Our board of directors now consists of Paul McDonald, David Rose and James P. Geiskopf.

James P. Geiskopf has 32 years of experience in the car rental industry. From 1975 to 1986 he was the Chief Financial Officer of Budget Rent a Car of Fairfield California. From 1986 to 2007, he was President and Chief Executive Officer of Budget Rent a Car of Fairfield California. Mr. Geiskopf served on the board of directors of Suisun Valley Bank from 1986 to 1993. He also served on the board of directors of Napa Valley Bank from 1991 to 1993. Mr Geiskopf was the President and Director of The Resource Group from 2007 to 2009.

Item 8.01 Other Events.

On May 7, 2014, we entered into a non-binding letter of intent (the “LOI”) with Cutaia Media Group, LLC ("Cutaia") to acquire all of the issued and outstanding securities of Cutaia.

The primary terms of the LOI are:

•	Our company and Cutaia will enter into a Definitive Agreement on or before May 22, 2014;

•
Our company and Cutaia will enter into a business combination whereby our company, or a subsidiary, will purchase all of the issued and outstanding securities in the capital of Cutaia in exchange for the issuance of approximately 36,000,000 common shares of our company;

•
Our company will provide, or arrange for the provision of, a secured bridge loan for the benefit of Cutaia that will provide net proceeds to Cutaia of not less than $1,350,000 on commercially reasonable terms, which will automatically convert to equity on the closing of the proposed acquisition of Cutaia;

•	Our company will have no less than $4,500,000 in working capital on closing;

•
In conjunction with the closing of the proposed acquisition of Cutaia, we will establish a Stock Option Plan pursuant to which we will reserve up to an additional 12,000,000 shares of our common stock to be issued upon exercise of stock options granted under the plan;

•
Beginning on the date on which the bridge loan is provided to Cutaia and continuing until July 31, 2014, unless a later date is mutually agreed to in writing, each party will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with, or provide information relating to the matters contemplated by the LOI to, any third parties, unless such action, matter or transaction is part of the transactions contemplated in the LOI or is satisfactory to, and is approved in writing in advance by, the other party or is necessary to carry on the normal course of business;

•
The LOI may be terminated by mutual written agreement of the parties. The LOI shall terminate in the event that the closing has not occurred prior to July 31, 2014 or such later date as may be approved in writing by the parties.

•	Closing of the transactions contemplated by the LOI are subject to a number of conditions being satisfied, including the completion of due diligence.

There is no assurance that the transactions contemplated by the LOI will be completed as planned or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SYSTEM DESIGNS, INC.

/s/ Paul McDonald
Paul McDonald
President

Date: May 13, 2014